UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of
     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

      Independence Bancshares, Inc.
     (Exact name of registrant
     as specified in its charter)

               South Carolina                              333-121485                                20-1734180

             (State or other                              (Commission                          (I.R.S. Employer

              jurisdiction of                                File Number)                        Identification No.)
             incorporation)

500 East Washington Street, Greenville, South Carolina 29601

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

          (17 CFR 240.14d-2(b))

  ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02(b) DEPARTURE OF DIRECTORS

On January 14, 2008, Mr. Robert Carpenter, Sr. elected not to stand for re-election to his position as a Director of Independence Bancshares, Inc. (the “Company”) and its subsidiary, Independence National Bank (the “Bank”) due to time constraints related to other professional commitments. This decision was submitted to the Company in correspondence dated January 14, 2008.

On January 15, 2008, Mr. Robert Hamby, Jr. also elected not to stand for re-election to his position as a Director of the Company and the Bank due to health concerns. This decision was submitted to the Company in correspondence dated January 15, 2008.

The above decisions were effective upon receipt by the Board. The Board of Directors of the Company is currently made up of sixteen members, including Mr. Carpenter and Mr. Hamby. The Company anticipates nominating individuals to fill these two positions on the Board when it identifies appropriate candidates for the positions. If the Company does not identify suitable candidates prior to the 2008 annual shareholders meeting, the size of the Board will be reduced to fourteen members until suitable replacements are identified.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       INDEPENDENCE BANCSHARES, INC.

                                                       By:    /s/ Lawrence R. Miller

                                                            Name:  Lawrence R. Miller

                                                            Title:  Chief Executive Officer

Dated: January 23, 2008